Exhibit 99.1

INGEVITY CORPORATION

Recasted 2022 Segment Operating Results (Unaudited)

	2022
In millions	Q1	Q2	Q3	Q4	FY
Net sales
Performance Materials	$148.4	$122.4	$144.9	$132.8	$548.5
Performance Chemicals	172.6	243.7	267.6	191.2	875.1
Pavement Technologies product line	27.9	77.8	88.3	47.3	241.3
Industrial Specialties product line	144.7	165.9	179.3	143.9	633.8
Advanced Polymer Technologies	61.8	53.8	69.5	59.6	244.7
Total net sales	$382.8	$419.9	$482.0	$383.6	$1,668.3
Segment EBITDA
Performance Materials	$77.9	$55.6	$61.2	$57.5	$252.2
Performance Chemicals	30.8	61.7	65.7	2.2	160.4
Advanced Polymer Technologies	10.3	3.8	11.3	14.6	40.0
Total segment EBITDA	$119.0	$121.1	$138.2	$74.3	$452.6
Interest expense, net	(10.7)	(15.1)	(11.5)	(17.0)	(54.3)
(Provision) benefit for income taxes	(16.8)	(16.7)	(20.4)	(4.1)	(58.0)
Depreciation and amortization - Performance Materials	(9.0)	(8.8)	(8.9)	(9.4)	(36.1)
Depreciation and amortization - Performance Chemicals	(10.2)	(9.5)	(9.7)	(13.7)	(43.1)
Depreciation and amortization - Advanced Polymer Technologies	(7.9)	(7.5)	(7.1)	(7.1)	(29.6)
Pension and postretirement settlement and curtailment (charges) income, net	—	—	—	(0.2)	(0.2)
Restructuring and other income (charges), net	(3.6)	(3.7)	(3.3)	(3.2)	(13.8)
Acquisition and other-related costs	—	—	(1.9)	(4.0)	(5.9)
Net income (loss)	$60.8	$59.8	$75.4	$15.6	$211.6

INGEVITY CORPORATION

Recasted 2021 Segment Operating Results (Unaudited)

	2021
In millions	Q1	Q2	Q3	Q4	FY
Net sales
Performance Materials	$140.7	$126.0	$118.1	$132.0	$516.8
Performance Chemicals	133.5	187.8	205.8	161.8	688.9
Pavement Technologies product line	21.4	67.7	73.3	33.0	195.4
Industrial Specialties product line	112.1	120.1	132.5	128.8	493.5
Advanced Polymer Technologies	46.1	44.6	52.9	42.2	185.8
Total net sales	$320.3	$358.4	$376.8	$336.0	$1,391.5
Segment EBITDA
Performance Materials	$73.7	$61.3	$56.4	$58.0	$249.4
Performance Chemicals	18.2	49.0	52.9	20.4	140.5
Advanced Polymer Technologies	13.5	7.4	10.2	1.2	32.3
Total segment EBITDA	$105.4	$117.7	$119.5	$79.6	$422.2
Interest expense, net	(12.4)	(12.2)	(11.6)	(11.5)	(47.7)
(Provision) benefit for income taxes	(13.1)	(29.4)	4.8	(7.0)	(44.7)
Depreciation and amortization - Performance Materials	(9.1)	(8.9)	(8.9)	(9.9)	(36.8)
Depreciation and amortization - Performance Chemicals	(9.9)	(10.0)	(10.4)	(9.7)	(40.0)
Depreciation and amortization - Advanced Polymer Technologies	(8.0)	(8.2)	(8.3)	(8.6)	(33.1)
Restructuring and other income (charges), net	(3.9)	(4.3)	(4.1)	(3.9)	(16.2)
Acquisition and other-related costs	(0.3)	(0.4)	(0.2)	0.3	(0.6)
Litigation verdict charge	—	—	(85.0)	—	(85.0)
Net income (loss)	$48.7	$44.3	$(4.2)	$29.3	$118.1

INGEVITY CORPORATION

Recasted 2020 Segment Operating Results (Unaudited)

	2020
In millions	Q1	Q2	Q3	Q4	FY
Net sales
Performance Materials	$121.1	$84.4	$143.8	$160.7	$510.0
Performance Chemicals	130.8	154.6	162.6	130.4	578.4
Pavement Technologies product line	20.7	63.9	72.5	29.7	186.8
Industrial Specialties product line	110.1	90.7	90.1	100.7	391.6
Advanced Polymer Technologies	36.3	31.6	25.3	34.5	127.7
Total net sales	$288.2	$270.6	$331.7	$325.6	$1,216.1
Segment EBITDA
Performance Materials	$61.2	$23.3	$80.4	$84.3	$249.2
Performance Chemicals	23.1	32.4	39.0	21.5	116.0
Advanced Polymer Technologies	7.9	11.5	8.2	5.1	32.7
Total segment EBITDA	$92.2	$67.2	$127.6	$110.9	$397.9
Interest expense, net	(10.9)	(10.0)	(8.9)	(12.4)	(42.2)
(Provision) benefit for income taxes	(9.9)	(5.2)	(18.2)	(20.4)	(53.7)
Depreciation and amortization - Performance Materials	(7.2)	(7.3)	(8.0)	(8.7)	(31.2)
Depreciation and amortization - Performance Chemicals	(9.9)	(9.8)	(10.0)	(10.2)	(39.9)
Depreciation and amortization - Advanced Polymer Technologies	(7.2)	(7.0)	(7.1)	(7.8)	(29.1)
Pension and postretirement settlement and curtailment (charges) income, net	—	—	—	(0.1)	(0.1)
Restructuring and other income (charges), net	(0.5)	(7.3)	(5.5)	(5.2)	(18.5)
Acquisition and other-related costs	(1.3)	(0.4)	—	(0.1)	(1.8)
Net income (loss)	$45.3	$20.2	$69.9	$46.0	$181.4

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